D A T A A S O F S E P T E M B E R 3 0 , 2 0 1 6 U N L E S S O T H E R W I S E N O T E D 2016 THIRD QUARTER RESULTS NASDAQ: FULT

FORWARD-LOOKING STATEMENTS This presentation may contain forward-looking statements with respect to Fulton Financial Corporation’s financial condition, results of operations and business. Do not unduly rely on forward-looking statements. Forward-looking statements can be identified by the use of words such as “may,” “should,” “will,” “could,” “estimates,” “predicts,” “potential,” “continue,” “anticipates,” “believes,” “plans,” “expects,” “future,” “intends” and similar expressions which are intended to identify forward-looking statements. Management’s “2016 Outlook” contained herein is comprised of forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, some of which are beyond the Corporation’s control and ability to predict, that could cause actual results to differ materially from those expressed in the forward-looking statements. The Corporation undertakes no obligation, other than as required by law, to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. A discussion of certain risks and uncertainties affecting the Corporation, and some of the factors that could cause the Corporation’s actual results to differ materially from those described in the forward-looking statements, can be found in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2015 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016 and June 30, 2016, which have been filed with the Securities and Exchange Commission and are available in the Investor Relations section of the Corporation’s website (www.fult.com) and on the Securities and Exchange Commission’s website (www.sec.gov). The Corporation uses certain non-GAAP financial measures in this presentation. These non-GAAP financial measures are reconciled to the most comparable GAAP measures at the end of this presentation. 2

THIRD QUARTER HIGHLIGHTS Diluted Earnings Per Share: $0.24 in 3Q16, 4.3% increase from 2Q16 and 20.0% increase from 3Q15 Pre-Provision Net Revenue(1): $58.9 million, 10.4% increase from 2Q16 and 19.0% increase from 3Q15 Linked Quarter Loan and Core Deposit Growth: 1.8% increase in average loans, while average core deposits increased 3.4% Net Interest Income & Margin: Net interest income increased 1.3%, reflecting the impact of loan growth and an additional day in the quarter, partially offset by the impact of a 6 basis point decrease in net interest margin Non-Interest Income(2) & Non-Interest Expense: 4.5% increase in non-interest income and a 1.5% decrease in non-interest expense Asset Quality: $1.6 million increase in provision for credit losses attributed to continued loan growth Year-over-Year Loan and Core Deposit Growth: 6.3% increase in average loans and 8.9% increase in average core deposits Net Interest Income & Margin: 3.9% increase in net interest income, reflecting the impact of loan growth, partially offset by the impact of a 4 basis point decrease in net interest margin Non-Interest Income(2) & Non-Interest Expense: 11.9% increase in non-interest income and, excluding the loss on redemption of trust preferred securities in 3Q15, 0.5% increase in non-interest expense Asset Quality: $3.1 million increase in provision for credit losses. Overall credit metrics stable to improving 3 (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reason for using the measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. (2) Excluding securities gains.

INCOME STATEMENT SUMMARY

FULTON FINANCIAL CORPORATION

	3Q16	Change from 2Q16	Change from 3Q15
	(dollars in thousands, except per-share data)		
Net Interest Income	$ 130,565	$ 1,649	$ 4,871
Provision for Credit Losses	4,141	1,630	3,141
Non-Interest Income	48,147	2,086	5,103
Securities Gains	2	(74)	(1,728)
Non-Interest Expense	119,848	(1,789)	585
Loss on redemption of TruPS	-	-	(5,626)
Income before Income Taxes	54,725	3,820	10,146
Income Taxes	13,257	2,102	2,929
Net Income	$ 41,468	$ 1,718	$ 7,217
Earnings Per Share (Diluted)	$ 0.24	$ 0.01	$ 0.04
ROA (1)	0.89%	0.01%	0.11%
ROE (tangible) (2)	10.38%	0.12%	1.27%
Efficiency ratio (2)	65.2%	(2.4%)	(3.7%)

- **Net Income of $41.5 million; a 4.3% increase from 2Q16 and a 21.1% increase from 3Q15. Earnings per share increased 4.3% from 2Q16 and 20.0% from 3Q15.**
- Net Interest Income
  - *From 2Q16*: Increase of 1.3%, reflecting the impact of loan growth and an additional day in the quarter, partially offset by the impact of a 6 basis point decrease in net interest margin (NIM)
  - *From 3Q15*: Increase of 3.9% primarily driven by loan growth and lower cost of funds
- Loan Loss Provision

  $4.1 million provision in 3Q16, primarily driven by loan growth
- Non-Interest Income
  - *From 2Q16*: Increase of 4.5% driven primarily by increases in commercial loan interest rate swap fees and mortgage banking income
  - *From 3Q15*: Increase of 11.9% due to increased commercial loan interest rate swap fees, mortgage banking income, and SBA loan sale gains
- Non-Interest Expenses
  - *From 2Q16*: Decrease of 1.5% due to decreases in FDIC insurance expense, data processing, professional fees and operating risk loss, partially offset by increases in salaries and employee benefits, other real estate owned and repossession expense and other outside services
  - *From 3Q15*: Relatively flat with increases in salaries and employee benefits and occupancy expense, offset by decreases in other outside services, FDIC insurance expense, and operating risk loss

(1) ROA is return an average assets determined by dividing net income for the period indicated by average assets.

(2) Non-GAAP based financial measure. Please refer to the calculation and management's reasons for using this measure on the slide titled "Non-GAAP Reconciliation" at the end of this presentation.

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NET INTEREST INCOME AND MARGIN Net Interest Income & Net Interest Margin ~ $730 million ~ $610 million $125.7 $127.8 $129.1 $128.9 $130.6 3.18% 3.19% 3.23% 3.20% 3.14% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Net Interest Income Net Interest Margin (Fully-taxable equivalent basis, or FTE) Average Interest-Earning Assets & Yields Average Liabilities & Rates $2.9 $2.9 $2.8 $2.8 $3.0 $13.4 $13.7 $13.9 $14.0 $14.2 3.68% 3.67% 3.72% 3.69% 3.63% 0.00% 2.00% 4.00% $- $3.0 $6.0 $9.0 $12.0 $15.0 $18.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Securities & Other Loans Earning Asset Yield (FTE) $13.9 $14.2 $14.2 $14.4 $14.7 $1.3 $1.2 $1.4 $1.4 $1.4 0.72% .69% 0.70% 0.70% 0.70% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% $- $3.0 $6.0 $9.0 $12.0 $15. Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Deposits Borrowings Cost of Interest-bearing Liabilities ($ IN MILLIONS) ($ IN BILLIONS) ($ IN BILLIONS) 5

ASSET QUALITY ($ IN MILLIONS) 6 Provision for Credit Losses Non-Performing Loans (NPLs) & NPLs to Loans 116.81% 118.37% 121.05% 129.26% 119.59% 1.25% 1.24% 1.20% 1.17% 1.15% 0.00% 1.00% 2.00% 3.00% 0.0% 25.0% 50.0% 75.0% 100.0% 125.0% 150.0% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Allowance/NPLs Allowance/Loans Net Charge-offs (NCOs) and NCOs to Average Loans Allowance for Credit Losses (Allowance) to NPLs & Loans $1.1 $ .7 $6.9 $3.5 $4.1 0.03% 0.02% 0.20% 0.10 0.11% 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% $- $2.0 $4.0 $6.0 $8.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 3 NCOs NCOs/Average Loans $1.0 $2.8 $1.5 $2.5 $4.1 $- $1.0 $2.0 $3.0 $4.0 $5.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 $145.0 $144.8 $137.2 $127.7 $138.1 1.07 .05% 0.99% 0.90% 0.96% 0.00% 0.50% 1.00% 1.50% 2.00% $0.0 $40.0 $80.0 $120.0 $160.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 NPL NPLs/Loans

NON-INTEREST INCOME ($ IN MILLIONS) Non-Interest Income, Excluding Securities Gains ~ $730 million ~ $610 million $43.0 $45.1 $42.2 $46.1 $48.1 $- $5.0 $10.0 $15.0 $20.0 $25.0 $30.0 $35.0 $40.0 $45.0 $50.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Mortgage Banking Income & Spreads Other Non-Interest Income 1.17% 1.60% 1.28% 1.71% 1.73% 0.00% 0.50% 1.00% 1.50% 2.00% 2.50% 3.00% 3.50% 4.00% $(1.0) $- $1.0 $2.0 $3.0 $4.0 $5.0 $6.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016(2) Q3 2016(2) Gains on Sales Servicing Income Spread on Sales (1) $3.9 $4.3 $4.0 $3.9 $4.5 $- $5.0 $10.0 $15.0 $20.0 $25. $30.0 $35.0 $40.0 $45.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Invt Mgmt & Trust Srvs De posit Srv Chgs Oth Srv Chgs Other $39.2 $40.7 $38.2 $42.2 $43.6 (1) Represents Gains on Sales divided by total new commitments to originate residential mortgage loans for customers. (2) Servicing income includes $1.7 and $1.3 million Mortgage Servicing Right (MSR) impairment charges in Q2 2016 and Q3 2016, respectively. 7 Includes $1.7 MSR impairment charge Includes $1.3 MSR impairment charge

NON-INTEREST EXPENSES ($ IN MILLIONS) Non-Interest Expense & Efficiency Ratio (1) ~ $730 million ~ $610 million $119.3 $118.4 $120.4 $121.6 $119.8 68.8% 66.6% 68.3% 67.6% 65.2% 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% $- $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Salaries and Employee Benefits & Staffing Other Non-Interest Expenses 3,440 3,490 - 2,000 4,000 6,000 $- $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Total Salaries Empl oyee Benefits Average Full-time Equivalent E mploye es $65.3 $65.5 $69.4 $70.0 $70.7 $- $10.0 $20.0 $30.0 $40.0 $5 .0 $60.0 $70.0 3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 Occp & Equip Data Processing & Softwa re Outsi de Srvs Other $54.0 $52.9 $51.0 $51.6 $49.1 (1) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non- GAAP Reconciliation” at the end of this presentation. 8

$1.8 $2.1 $3.2 $4.3 $3.3 $1.0 $1.2 $1.1 $4.6 $1.4 $8.6 $5.9 $3.1 $1.1 $1.0 $1.0 13 26 30 45 47 56 $- $3.0 $6.0 $9.0 $12.0 0 10 20 30 40 50 60 70 2011 2012 2013 2014 2015 YTD 9/2016 Q1 2016 Q2 2016 Q3 2016 Salaries & Benefits Expense Outside Consulting Services and Temporary Staffing (1) Staffing $0.8 $0.1 COMPLIANCE & RISK MANAGEMENT (1) Represents third-party consulting, legal and staffing services directly related to BSA/AML compliance program. To tal Exp e n se s, in m illio n s • Strengthening Risk Management and Compliance infrastructures • Address deficiencies within BSA/AML compliance • BSA/AML enforcement actions at the Corporation and banking subsidiaries • Significant investments in personnel, outside services and systems BSA/AML Compliance Program Expenses and Staffing To tal N u m b e r o f Em p lo ye e s at Pe ri o d E n d 9

PROFITABILITY & CAPITAL 10 ROA(1) ROE (tangible)(2) Tangible Common Equity Ratio(2) Diluted Earnings Per Common Share 9.11% 10.16% 10.07% 10.26% 10.38% 0.00% 4.00% 8.00% 12.00% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 0.78% 0.86% 0.86% 0.88% 0.89% 0.00% 0.20% 0.40% 0.60% 0.80% 1.00% 1.20% Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 (1) ROA is return an average assets determined by dividing net income for the period indicated by average assets (2) Non-GAAP based financial measure. Please refer to the calculation and management’s reasons for using this measure on the slide titled “Non-GAAP Reconciliation” at the end of this presentation. 8.6 8.7% 8.8% 8.8% 8.8% 0.0% 4. 8. 12.0 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 $0.20 $0.22 $0.22 $0.23 $0.24 $- $0.05 $0.10 $0.15 $0.20 $0.25 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016

2016 OUTLOOK The following outlook remains unchanged from prior quarter: • Loans & Deposits: Annual average growth rate in the mid- to high-single digits • Asset Quality: Provision driven primarily by loan growth • Non-Interest Income (Excluding Securities Gains): Mid- to high-single digit growth rate • Non-Interest Expense (Excluding Loss on Redemption of TruPS): Low- to mid-single digit growth rate • Capital: Focus on utilizing capital to support growth and provide appropriate returns to our shareholders • Net Interest Margin: Absent any further rate increases, expect low-single digit quarterly compression 11

NON-GAAP RECONCILIATION

FULTON FINANCIAL CORPORATION

Note: *The Corporation has presented the following non-GAAP (Generally Accepted Accounting Principles) financial measures because it believes that these measures provide useful and comparative information to assess trends in the Corporation's results of operations and financial condition. Presentation of these non-GAAP financial measures is consistent with how the Corporation evaluates its performance internally and these non-GAAP financial measures are frequently used by securities analysts, investors and other interested parties in the evaluation of companies in the Corporation's industry. Investors should recognize that the Corporation's presentation of these non-GAAP financial measures might not be comparable to similarly-titled measures of other companies. These non-GAAP financial measures should not be considered a substitute for GAAP basis measures and the Corporation strongly encourages a review of its condensed consolidated financial statements in their entirety.*

	Three Months Ended				
	Sep 30 2015	Dec 31 2015	Mar 31 2016	Jun 30 2016	Sep 30 2016
	(dollars in thousands)				
Efficiency ratio					
Non-interest expense	$ 124,889	$ 118,439	$ 120,413	$ 121,637	$ 119,848
Less: Intangible amortization	(5)	(6)	-	-	-
Less: Loss on redemption of TruPS	(5,626)	-	-	-	-
Numerator	$ 119,258	$ 118,433	$ 120,413	$ 121,637	$ 119,848
Net interest income (fully taxable equivalent)	$ 130,250	$ 132,683	$ 134,026	$ 133,890	$ 135,784
Plus: Total Non-interest income	44,774	45,839	43,137	46,137	48,149
Less: Investment securities gains	(1,730)	(776)	(947)	(76)	(2)
Denominator	$ 173,294	$ 177,746	$ 176,216	$ 179,951	$ 183,931
Efficiency ratio	68.8%	66.6%	68.3%	67.6%	65.2%

	Three Months Ended				
	Sep 30 2015	Dec 31 2015	Mar 31 2016	Jun 30 2016	Sep 30 2016
	(dollars in thousands)				
Return on Average Shareholders' Equity (ROE) (Tangible)					
Net income	$ 34,251	$ 38,535	$ 38,257	$ 39,750	$ 41,468
Plus: Intangible amortization, net of tax	3	4	-	-	-
Numerator	$ 34,254	$ 38,539	$ 38,257	$ 39,750	$ 41,468
Average shareholders' equity	$ 2,022,829	$ 2,036,769	$ 2,058,799	$ 2,089,915	$ 2,120,596
Less: Average goodwill and intangible assets	(531,564)	(531,556)	(531,556)	(531,556)	(531,556)
Average tangible shareholders' equity (denominator)	$ 1,491,265	$ 1,505,213	$ 1,527,243	$ 1,558,359	$ 1,589,040
Return on average common shareholders' equity (tangible), annualized	9.11%	10.16%	10.07%	10.26%	10.38%

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NON-GAAP RECONCILIATION (CON’T) 13 Sep 30 Dec 31 Mar 31 Jun 30 Sep 30 2015 2015 2016 2016 2016 Tangible Common Equity to Tangible Assets (TCE Ratio) Shareholders' equity 2,025,904$ 2,041,894$ 2,073,309$ 2,106,997$ 2,129,436$ Less: Intangible assets (531,562) (531,556) (531,556) (531,556) (531,556) Tangible shareholders' equity (numerator) 1,494,342$ 1,510,338$ 1,541,753$ 1,575,441$ 1,597,880$ Total assets 17,838,059$ 17,914,718$ 18,122,254$ 18,480,035$ 18,701,062$ Less: Intangible assets (531,562) (531,556) (531,556) (531,556) (531,556) Total tangible assets (denominator) 17,306,497$ 17,383,162$ 17,590,698$ 17,948,479$ 18,169,506$ Tangible Common Equity to Tangible Assets 8.6% 8.7% 8.8% 8.8% 8.8% Sep 30 Dec 31 Mar 31 Jun 30 Sep 30 2015 2015 2016 2016 2016 Pre-Provision Net Revenue Net interest income 125,694$ 127,799$ 129,054$ 128,916$ 130,565$ Non-interest income 44,774 45,839 43,137 46,137 48,149 Less: Investment securities gains (1,730) (776) (947) (76) (2) Total Revenue 168,738 172,862 171,244 174,977 178,712 on-interest expense 124,889 118,439 120,413 121,637 119,848 Less: Loss on redemption of TruPS (5,626) - - - - Total Non-interest expense, as adjusted 119,263 118,439 120,413 121,637 119,848 Pre-Provision Net Revenue 49,475$ 54,423$ 50,831$ 53,340$ 58,864$ Three Months Ended (dollars in thousands) (in thousands)

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